Exhibit 5.1


                        Venable, Baetjer and Howard, LLP
                      1800 Mercantile Bank & Trust Building
                                Two Hopkins Plaza
                         Baltimore, Maryland 21201-2978


                              July 25, 1997


Dynex Capital, Inc.
10900 Nuckols Road
Glen Allen, Virginia  23060

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (the "Company"), in connection with a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") pertaining to the registration of up to 2,400,000 shares of its Common Stock, $0.01 par value (the "Common Stock"), for issuance and sale pursuant to the Company's 1992 Stock Incentive Plan, as amended (the "Plan").

            In that connection, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including, but not limited to, the following: (i) the Registration Statement; (ii) the Articles of Incorporation and the Bylaws of the Company, as amended and as currently in effect; (iii) the Plan; (iv) certain resolutions of the Board of Directors of the Corporation relating to the issuance of the Common Stock and the other transactions contemplated by the Registration Statement; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed, without independent verification, the genuineness of signatures, the authenticity of documents and the conformity with originals of copies.

            Based on the foregoing, we are of the opinion that the Common Stock, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

            We are members of the Bar of the Commonwealth of Virginia and the opinions expressed herein are limited to the corporate laws of Virginia pertaining to matters such as the issuance of stock, but not including the "securities" or "blue sky" law of the Commonwealth.


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            We hereby  consent  to the use of this  opinion as an exhibit to the
Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Very truly yours,

                        VENABLE, BAETJER AND HOWARD, LLP